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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We have issued our report dated June 23, 1998 (except for Note 1, 1st paragraph, as to which the date is December 3, 1998) accompanying the financial statements of GenesisIntermedia.com, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
December 9, 1998